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                                                                    Exhibit 4.10


                          NOTICE OF GUARANTEED DELIVERY

                             OFFER TO EXCHANGE UP TO
     $113,439,051 PRINCIPAL AMOUNT 11 1/2% SECURED NOTES DUE 2007, SERIES B
                           FOR ANY AND ALL OUTSTANDING
     $113,439,051 PRINCIPAL AMOUNT 11 1/2% SECURED NOTES DUE 2007, SERIES A
                                       OF
                          ABRAXAS PETROLEUM CORPORATION

                        PURSUANT TO THE OFFER TO EXCHANGE
                           DATED _______________, 2003

The Exchange Agent for the Exchange Offer is:   U.S. Bank, N.A.

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

    BY MAIL (WHETHER CERTIFIED OR REGISTERED):                BY HAND DELIVERY OR OVERNIGHT COURIER:

                U.S. Bank, N.A.                                          U.S. Bank, N.A.
            180 East Fifth Street                                    180 East Fifth Street
            Saint Paul, MN 55101                                     Saint Paul, MN 55101
 Attn: Frank Leslie, Corporate Trust Services              Attn: Frank Leslie, Corporate Trust Services


  BY FACSIMILE(FOR ELIGIBLE INSTITUTIO ONLY):                        CONFIRM BY TELEPHONE:

              (651) 244-0711                                             (651) 244-8677

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      Delivery of this Notice of Guaranteed Delivery (the "Notice") to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

      As set forth in the Offer to Exchange dated _______, 2003 that accompanies this Notice (as it may be supplemented from time to time, the "Offer") of Abraxas Petroleum Corporation, a Nevada corporation ("Abraxas" or the "Company"), and in the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer, the "Exchange Offer"), this Notice must be used to accept the Company's offer to exchange 11 1/2% Secured Notes due 2007, Series B ("Exchange Notes") for all outstanding 11 1/2% Secured Notes due 2007, Series A (the "Outstanding Notes"), subject to the terms and conditions of the Exchange Offer, if (i) the Outstanding Notes are not lost, but are not immediately available, (ii) time will not permit the Outstanding Notes or other required documents to reach the Exchange Agent at or before 12:00 Midnight, New York City Time, on ________________, 2003 (the "Expiration Time"), or (iii) the procedures for book-entry transfer cannot be completed before the Expiration Time.

      This Notice must be delivered by an Eligible Institution by telegram, telex, facsimile transmission, mail or hand delivery to the Exchange Agent as set forth above at or before the Expiration Time. See the section entitled "The Series A/B Exchange Offer--Procedures for Tendering Outstanding Notes-- Guaranteed Delivery Procedures" in the Offer.

      This Notice is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

      The terms and conditions used in the accompanying Offer are incorporated by reference into and form an integral part of this Notice. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer.

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Ladies and Gentlemen:

      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offer and the Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Outstanding Notes specified below, pursuant to the guaranteed delivery procedures set forth under the section entitled "The Series A/B Exchange Offer--Procedures for Tendering Outstanding Notes-- Guaranteed Delivery Procedures" in the Offer.

      The undersigned understand(s) that the tender of Outstanding Notes may not be withdrawn except under the circumstances described in the Offer. In the event of a termination of the Exchange Offer, the Outstanding Notes tendered pursuant to the Exchange Offer will be returned to the tendering Noteholders promptly (or, in the case of Outstanding Notes tendered by book-entry transfer, such Outstanding Notes will be credited to the account maintained at DTC from which such Outstanding Notes were delivered).

      The undersigned understand(s) that exchange by the Exchange Agent of Exchange Notes for Outstanding Notes tendered and accepted for payment pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Outstanding Notes, or Book-Entry Confirmation of the transfer of such Outstanding Notes into the Exchange Agent's account at DTC, and a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted agent's message.

      All authority conferred or agreed to be conferred by this Notice shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned. Photocopies of this Notice may be used if multiples are required.


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                        DESCRIPTION OF OUTSTANDING NOTES TENDERED

              (MUST BE COMPLETED. IF SPACE IS INSUFFICIENT, PLEASE ATTACH
                            A SIGNED LIST IN THE FORM BELOW.)

------------------------------------------------------------------------------------------
                                                          AGGREGATE          PRINCIPAL
                                      OUTSTANDING         PRINCIPAL          AMOUNT OF
    NAME(S) AND ADDRESS(ES) OF          NOTE(S)           AMOUNT OF         OUTSTANDING
       REGISTERED HOLDER(S)           CERTIFICATE        OUTSTANDING            NOTES
          (PLEASE PRINT)              NUMBER(S)*            NOTES             TENDERED**
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------


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* Need not be completed by Book-Entry Holders.
** Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Outstanding Notes described above is being tendered.



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


                                   SIGNATURES

________________________________________________________________________________


                        _______________________________________________________
                        Signature of Holder or Authorized Representative


                        _______________________________________________________
                        Name of Holder
                        (please print or type)

                        _______________________________________________________
                        Name of Authorized Representative, if applicable (please print or type)

                        _______________________________________________________
                        Area Code and Telephone No.
                        (please print or type)

                        _______________________________________________________
                        Social Insurance Number or Taxpayer Identification Number or Social Security Number of U.S. Resident


Dated:___________________, 2003
________________________________________________________________________________

      This Notice must be signed by the Noteholder(s) exactly as their name(s) appear on certificate(s) for Outstanding Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become Noteholder(s) by endorsements and documents transmitted with this Notice. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:


Name(s):________________________________________________________________

________________________________________________________________________

Capacity:_______________________________________________________________

Address(es):____________________________________________________________

________________________________________________________________________

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.



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                                    GUARANTEE


(Not To Be Used for Signature Guarantee)

      The undersigned, a recognized member of the Medallion Signature Guarantee Program or any other "eligible guarantor institution" (each, an "Eligible Institution"), as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (i) represents that the above-named persons are deemed to own the Outstanding Notes tendered hereby within the meaning of Rule 14e-4, as promulgated under the Exchange Act ("Rule 14e-4"), (ii) represents that such tender of Outstanding Notes complies with Rule 14e-4, and (iii) guarantees that the Outstanding Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Offer under the caption "The Series A/B Exchange Offer--Procedures for Tendering Outstanding Notes--Guaranteed Delivery Procedures"), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal or a properly transmitted agent's message, will be received by the Exchange Agent at one of its addresses set forth above within two business days after the date of execution hereof.

      The Eligible Institution that completes this Notice must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or agent's message and Outstanding Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

You must complete this Notice


                        _______________________________________________________
                        Name of Eligible Institution (please print or type)


                        _______________________________________________________
                        Authorized Signature


                        _______________________________________________________
                        Name and Title of Authorized Signatory
                        (please print or type)


                        _______________________________________________________
                        Address (please print or type)


                        _______________________________________________________
                        City, State / Province, Country and Postal Code
                        (please  print or type)


                        _______________________________________________________
                        Area Code and Telephone Number


Date: ____________________________, 2003




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